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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 033-59692 of our reports dated May 22, 2000 appearing in the Rydex Series Funds' Annual Reports to Shareholders for the year ended March 31, 2000. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Auditors and Custodian" in the Statement of Additional Information, all of which are part of such Registration Statement.


Deloitte & Touche
Princeton, New Jersey
October 6, 2000